Exhibit 10.3
OFFICERS RETIREMENT AGREEMENT

THIS AGREEMENT made and entered into this ____ day of ____________, _____, by and between PATRICK INDUSTRIES, INC., an Indiana corporation, hereinafter referred to as “COMPANY,” and _____________________, hereinafter referred to as “EMPLOYEE,”
W I T N E S S E T H:
WHEREAS, Employee has been a key executive employee of Company for some period of time and is currently employed pursuant to an Employment Agreement dated _______________,_____; and
WHEREAS, it is the intention of the parties that Employee’s employment by Company shall continue at the will of the parties for an indefinite time into the future; and
WHEREAS, it is the desire of the Company to provide a certain amount of security or retirement income to the Employee and his/her family at retirement or death and/or in the event of Employee’s total disability during the term of employment.  This Agreement is intended to be an unfunded retirement plan.
NOW, THEREFORE, it is mutually covenant and agreed by the parties as follows:
1.           Retirement.  In the event Employee shall continue in the regular employment of the Company on a full time basis until retirement, Company will pay to the Employee upon retirement from the Company at age 65, an amount annually for Ten (10) years equal to forty (40%) percent of the highest annual base salary earned by employee within Three (3) years prior to retirement.  Such payments to be made in one hundred twenty (120) equal consecutive monthly installments, each will be one-twelfth (1/12th) of forty (40%) percent of said highest annual base salary earned within three years prior to retirement.  It is agreed by the parties that Employee’s normal retirement age is sixty-five (65) years.  Nothing herein contained, however, shall prevent the Employee from retiring at any time hereinafter upon the attainment of age sixty (60) years.  In the event the Employee shall retire at any time prior to age sixty-five (65) years and after reaching the age of sixty (60) years, the retirement benefits otherwise payable hereunder shall be reduced by five (5%) percent per year for each year or portion thereof prior to the Employee’s attainment of age sixty-five (65) years.  The date of an employee’s termination of employment for whatever reason, shall be deemed to be his date of retirement, provided that if the terminated employee has not reached the age of 60 but is vested, he shall be deemed to have retired at age 60.  Notwithstanding anything to the contrary herein, the retirement benefits shall be reduced by the amount of disability benefits paid after the initial six (6) months of disability.
2.           Disability.  In the event Employee shall become totally disabled during the term of his employment with Company, the Company shall continue to pay Employee his regular base salary for a term of three (3) months from and after the date of commencement of said total disability.  Thereafter and in the event said total disability continues, Company shall pay Employee one-half (1/2) of his then base salary for the next succeeding three (3) months.  Thereafter and in the event Employee’s total disability shall continue, Company shall pay Employee monthly disability benefits equal to Employee’s monthly retirement benefits for retirement at the normal retirement age, which disability benefits shall continue to be paid until Employee dies, attains age sixty-five (65) years, said disability terminates, or Employee has received all One Hundred Twenty (120) payments, whichever shall occur first in time.  Notwithstanding anything  in this Agreement to the contrary, the monthly disability benefits due Employee under this Agreement shall be reduced by the amount of any disability insurance benefits Employee may receive, provided such insurance was purchased by the Company.
Payment of disability benefits by Company to or for the benefit of Employee shall not affect Company’s obligation to pay retirement or death benefits under the terms hereof.
For the purposes hereof, total disability for the first six (6) months shall mean the inability of the Employee because of bodily injury or disease to perform his regularly assigned duties to the Company. Thereafter, such disability shall mean the inability because of bodily injury or disease to engage in a similar executive position for which the Employee is reasonably fitted by reason of education, training, or experience.  For the purposes hereof, disability shall include without implied limitation, the entire loss of speech, hearing, sight of both eyes, the use of both hands or feet, or of one hand and one foot.  If requested to do so, Employee agrees to submit to examination by a qualified physician of the Company’s choice from time to time, and the determination of total disability as made by said physician shall be conclusive and binding upon the parties hereto.
In the event said total disability of Employee terminates after six (6) months from the commencement thereof, Company may re-employ Employee on such terms and conditions as the parties shall then agree, provided, however, that Company shall have no obligation to re-employ Employee.
3.           Death.  In the event Employee dies prior to retirement or after the commencement of any total disability of Employee and prior to retirement, Company shall pay to Employee’s designated beneficiaries in the same number of installments as would be payable to the Employee, a sum equal to Employee’s retirement benefits which would otherwise have been available in the event of retirement upon the attainment of age sixty-five (65) years.
In the event Employee dies after the commencement of payment of retirement benefits, Company shall pay to the Employee’s designated beneficiary in monthly installments as would be payable to the Employee, a sum equal to Employee’s remaining retirement benefits.
4.           Insurance.  Company may obtain and maintain disability insurance and/or life insurance on the life of Employee.  At all times, the Company shall be the owner and beneficiary of such insurance policies and be responsible for the payment of the premiums therefor.  Company shall be entitled to receive as its sole property all monies payable to the beneficiary of said policies under the terms thereof, and to exercise all rights, powers, and privileges of the owner of said policies.  Nothing herein contained, however, shall require Company to obtain or maintain any policy or policies of insurance on employee during the term of his employment, it being the intent and purpose hereof that Company may or may not maintain such insurance, in its sole discretion.
Further, notwithstanding anything to the contrary contained herein, all obligations of the Company hereunder shall be deemed for all purposes to be unfunded general obligations of the Company and all amounts payable pursuant to the terms of this Agreement shall be paid from the general assets of the Company.
5.           Noncompete.  In consideration of this Agreement and as a condition of Company’s obligations hereunder, during the time when Employee is receiving benefits hereunder from the Company, Employee agrees that he shall not, directly or indirectly, render services to, become employed by, associated with, participate or engage in, or otherwise become connected with (other than solely as a less than five percent (5%) investor through purchases of securities in a publicly traded company) any person, partnership, corporation, or other entity engaged in a business competitive to that of the Company and its subsidiaries in any state where the Company has customers during the term of Employee’s employment with the Company and will not solicit any customer of the Company on behalf of any business competitive to the Company.
For the purpose of this agreement, a business shall be deemed to be competitive to that of the Company and its subsidiaries if such business is primarily engaged in the manufacture, distribution, and sale of materials for use in the manufactured housing, recreational vehicle, furniture, or aluminum extrusions industries.
Further, in consideration of this agreement and as a condition to the Company’s obligations hereunder, Employee agrees that he will not, without prior written authorization of the Board of Directors of Company, at any time use or disclose to any person or entity not legally entitled thereto any confidential information relating to the business of the Company and its subsidiaries obtained by him while in the Company’s employ and, further, after the Employee leaves the employ of the Company, he shall not take with him, without the President’s prior written consent, any documents or reproductions thereof, data, calculation or copies thereof, or any nonpublic information of any kind pertaining to the Company and its subsidiaries.
It is agreed by the parties that the time, territory, product and business activities limitations, and definitions contained herein are reasonable in all respects.  In the event Employee shall violate his agreement of noncompetition or nondisclosure, or both, Company shall be relieved from the payment of any further benefits which would otherwise be payable to the Employee under the terms hereof.

It is the desire and intent of the parties that the foregoing provisions of this Section 5 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Section 5 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to limit enforcement to the extent required by law and/or public policy and the provision shall be enforced as amended, such amendment to apply only with respect to the operation of such provision of this Section 5 in the particular jurisdiction in which such adjudication is made.
6.           Employee at Will.  Finally, the parties agree that the execution by the Company and the Employee of this agreement shall not constitute a contract for the continued employment of the Employee for any duration whatever.  Company specifically reserves the right to terminate the Employee’s employment, with or without cause, at any time hereafter; provided, however, that Company shall have no right to arbitrarily discharge Employee, without cause as defined in the Employment Agreement between the parties, at any time when it would appear that total disability of the Employee was imminent.
7.           Severability.  If any court determines that any of the agreements or restrictions included in this deferred compensation agreement, or any part thereof, is unenforceable for any reason, such court shall have the power to delete or amend such provisions, to the extent and only to the extent necessary to make them enforceable, and such provisions, as amended, shall then be enforceable.
8.           Beneficiary.  Employee from time to time hereafter may designate in writing a beneficiary or beneficiaries to receive the retirement or death benefits payable to Employee in the event of Employee’s death during the benefit payment terms and further designate the manner in which said remaining benefits shall be payable by Company.  In the absence of such beneficiary designation, Company shall pay the benefits hereunder to the personal representative of the Employee’s estate.  In the absence of designation of the manner of payment by the Employee, the Company shall pay said death benefits in regular monthly installments as if the Employee were retired and living.

9.           No Alienation.  Neither Employee nor his beneficiaries shall have the right to encumber, commute, borrow against, dispose of, or assign the right to receive payments under this agreement.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.  If any participant or beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to benefit hereunder or if any other person or entity shall attempt to execute on any benefit hereunder, then such right or benefit, in the discretion of the administrative committee, appointed by the Company’s Board of Directors, shall cease and terminate, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Employee, his beneficiary, Employee’s spouse, children or other dependents, or any of them, in such manner and in such portion as the administrative committee may deem proper.
10.           Vesting.  Notwithstanding anything to the contrary contained herein, the benefits hereunder shall vest in the Employee at such time as the Employee’s age and completed years of service equals eighty-five (85), or employee reaches thirty (30) years of continuous employment with the Company, or Employee reaches the age of sixty (60) years, whichever occurs first.  However, payments shall not be paid until the remaining terms of this agreement are met after such vesting.
Employee shall also be vested upon a change in control of the Company.  “Change in Control” means:
a.           any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing thirty-three percent (33%) or more of the combined voting power of the Company’s then outstanding securities; or
b.           during any period of two (2) consecutive years (not including any period prior to the date of this agreement) there shall cease to be a majority of the Board comprised of continuing directors; or

c.           the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or,  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
Notwithstanding anything to the contrary contained herein, in the event of the termination of Employee’s employment prior to the vesting of benefits hereunder, other than by reason of  disability or death, the parties further agree that no benefits shall be payable to the Employee or any beneficiary of the Employee pursuant to the terms of this Agreement.
11.           Applicable Law.  This agreement is executed by authorized representatives of the Company and by the Employee as of the day and month and year first above written and shall be binding upon and inure to the benefit of the respective parties, their heirs, successors, personal representatives, and assigns.  This agreement shall for all purposes be construed under the laws of the State of Indiana.
12.           Arbitration.  In the event of a dispute between the parties with respect to the validity, intent, interpretation, performance, or enforcement of any of the terms contained in this Agreement or any claim arising out of or in connection with this Agreement, which the parties, using their best efforts, are unable to resolve within ninety (90) business days, the matter shall be submitted for final resolution to an Arbitration Panel consisting of three arbitrators selected as follows: each party shall select one arbitrator; and the two arbitrators shall select a third arbitrator and no arbitrator may be affiliated with any of the parties hereto.  In the event either of the parties shall have failed to select an arbitrator within ten days after receipt of written notice from the other party that it has selected its arbitrator, such arbitrator shall be selected by the American

Arbitration Association.  The arbitration procedure set forth in this section shall be the sole and exclusive means of settling or resolving any dispute arising under this Agreement.  The arbitration shall be conducted in accordance with the American Arbitration Association Rules then in effect, as modified herein.  The arbitration herein shall be conducted in Elkhart, Indiana.  The award of the arbitrators shall be final and binding on the parties and may be presented by any of the parties for enforcement in any court of competent jurisdiction and the parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of this arbitration agreement and any award rendered hereunder.  In any such enforcement action, irrespective of where it is brought, none of the parties will seek to invalidate or modify the decision of the arbitrators or otherwise to invalidate or circumvent the procedures set forth in this Section 12 as the sole and exclusive means of settling or resolving such dispute, including by appeal to any court which would otherwise have jurisdiction in the matter.  The fees of the arbitrators and the other costs of such arbitration shall be borne by the parties in such proportions as shall be specified in the arbitration award.
Dated at Elkhart, Indiana, effective the day, month and year first above written.
PATRICK INDUSTRIES, INC.

By:  ______________________________________

Printed:  __________________________________

Title:  ____________________________________

EMPLOYEE
By:  ______________________________________

Printed:  __________________________________